NBO SYSTEMS, INC.

STATEMENT PURSUANT TO
18 U.S.C. Section 1350

Keith A. Guevara, as Chief Executive Officer of NBO Systems, Inc. (the "Company"), and Christopher Foley, as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350(b), that

(1) the Company's Report of Form 10-QSB for the quarterly period ended March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the applicable requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 16, 2005	/s/Keith A. Guevara
Chief Executive Officer
Of NBO Systems, Inc.

Dated: May 16, 2005	/s/Christopher Foley
Chief Financial Officer
Of NBO Systems, Inc.